EXHIBIT 10.7

                            SECURITY ESCROW AGREEMENT


         THIS ESCROW AGREEMENT made and entered into this ___day of May, 1998, among the persons and parties who have signed this Agreement as security holders (herein collectively referred to as the "Security Holders"), HLM Design, Inc., a Delaware corporation (the "Issuer"), and First Union National Bank (the "Escrow Agent");

                                WITNESSETH THAT:

         A. Each of the Security Holders is the owner of the number of shares of common stock, par value $.001 per share (the "Common Stock") of the Issuer or possesses options to acquire shares of Common Stock of the Issuer listed opposite his or its name on Exhibit A attached hereto.

         B. The Issuer has applied to the state securities administrators of certain states for registration of 1,200,000 shares of Common Stock for sale to the residents of such states (the "Registration"). As a condition of such Registration, certain administrators (the "Administrators") have required that the Security Holders, the Escrow Agent and the Issuer enter into this Agreement and agree to be bound by applicable rules and regulations of the Administrators pertaining to such agreements.

         C. Each of the Security Holders has deposited the securities listed opposite his or its name and documents evidencing options to acquire the securities on Exhibit A with the Escrow Agent, and the Escrow Agent hereby acknowledges receipt thereof. Such securities are herein collectively referred to as "Escrowed Stock" or "Shares".

         NOW, THEREFORE, the persons and parties hereto agree as follows:

         1. DEPOSIT OF CERTIFICATES. Simultaneously with the execution of this Agreement, each Security Holder is depositing with the Escrow Agent, and the Escrow Agent hereby acknowledges receipt of, the certificates and documents representing the Escrowed Stock listed on Exhibit A. At the written request of the Issuer, the Escrow Agent shall make available to the Issuer and any affected Securities Holder, such documents as are necessary to exercise the foregoing options to acquire Shares.

         2. TERM. The term of this Agreement shall commence on the date that the Registration is declared effective by the Administrators. The certificates or documents evidencing the Shares are to be deposited with the Escrow Agent and are to be held pursuant hereto, for a period of three years from the date of acquisition of such Shares unless released earlier in accordance with the terms of this Agreement.



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         3. RELEASE OF SHARES. The Shares shall be released to Security Holders prior to the end of the term provided in paragraph 2 above as follows:


                  a. One-hundred percent (100%) of the Shares shall be released from escrow after the Issuer has had annual net earnings per share as determined in accordance with generally accepted accounting principles
                           (GAAP) equal to, or greater than, seven and one-half percent (7.5%) of the per share public offering price, after taxes and excluding extraordinary items, for any two consecutive fiscal years after the dated of effectiveness; or,


                  b. One-hundred percent (100%) of the Shares shall be released from escrow after the Issuer's Shares have traded in a reliable public market at a price of at least one-hundred seventy-five percent (175%) of the initial public offering price for at least ninety
                           (90) consecutive trading days after at least one year from the date of effectiveness.

         4. DOCUMENTATION TO ESCROW AGENT REGARDING RELEASE OF SHARES. A request for termination of the escrow, based on the satisfaction of either paragraph 3.a. or 3.b. above, shall be forwarded to the Escrow Agent. A request for termination of the escrow based upon paragraph 3.a shall be accompanied by an earnings per share calculation audited and reported on by an independent certified public accountant.

         5. TERMINATION OR PARTIAL OFFERING. The foregoing notwithstanding, the Shares will be released by the Escrow Agent if the public offering has been terminated and no securities were sold pursuant thereto.

         6. RESTRICTION ON TRANSFER. The Escrowed Stock may be transferred by will, or pursuant to the laws of descent and distribution, or through appropriate legal proceedings, but in all cases the Shares shall remain in escrow and subject to the terms of this Agreement until released pursuant to paragraph 2 or paragraph 3 above. Upon the death of the holder of any Escrowed Stock, the Escrowed Stock of the deceased holder may be hypothecated, subject to all of the terms of this Agreement, to the extent necessary to pay the expenses of the estate. The Shares in escrow may be transferred by gift to family members, provided that the Shares shall remain subject to the terms of this Agreement. The Shares may not be pledged to secure a debt except as noted above, and except that Joseph M. Harris and Vernon B. Brannon shall each be permitted to maintain the pledge of 70,000 Shares currently provided to First Charter National Bank to secure certain indebtedness.

         7. VOTING POWER. The Escrowed Stock shall have all voting rights to which the non-escrowed shares are entitled.

         8. DIVIDENDS. Any dividends paid on the Shares shall be paid to the Escrow Agent by checks of the Issuer made payable to the Escrow Agent with a notation of this

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Agreement thereon, and any such dividends shall be held pursuant to the terms of this Agreement. The Escrow Agent shall treat such dividends as assets of the Issuer, available for distribution under the terms of paragraph 9 below, except as provided herein. The Escrow Agent shall place the dividends in an interest bearing account. The dividends and the interest earned thereon will be disbursed in proportion to the number of Shares released from the escrow at the time the Shares are released pursuant to paragraph 2 or paragraph 3 above, unless they are applied to the payment of the fees of the Escrow Agent under paragraph 13 below.

         9. STOCK DIVIDENDS OR SPLITS. Stock dividends on, and shares resulting from stock splits of, the Escrowed Stock shall be delivered to the Escrow Agent and shall be held pursuant to this Agreement as if they were original shares of Escrowed Stock deposited hereunder. In the event of any stock dividend, stock split or recapitalization of the Issuer, the price per share figures herein shall be adjusted appropriately.

         10. ADDITIONAL SHARES. Upon the exercise by any Security Holder of his or its options to acquire additional shares of the Issuer pursuant to the documents listed on Exhibit A, the additional shares received from the exercise of such options shall forthwith be deposited in escrow with the Escrow Agent and shall be subject to the terms and conditions of this Agreement.

         11. DISSOLUTION PREFERENCE. The Security Holders agree that in the event of dissolution, liquidation, merger, consolidation, sale of assets, exchange, or any transaction or proceeding that results in the distribution of the assets of the Issuer, the Security Holders hereby waive all their rights, title and interests and participations in the assets of the Issuer until the holders of all non-escrowed shares have been paid, or have had irrevocably set aside for them, an amount equal to one hundred percent (100%) of the public offering price per share, adjusted for stock splits and stock dividends. Subsequently, the Shares shall be entitled to receive an amount per share equal to one hundred percent (100%) of the amount per share paid to, or set aside for, the non-escrowed shares. Thereafter, the Security Holders shall participate on a pro rata basis with all shareholders. Mergers, consolidations, or reorganizations may proceed on terms and conditions different than those stated above if a majority of shares held by persons, other than promoters and Security Holders, approve the terms and conditions by vote at a meeting held for such purpose.

         12. RELIANCE BY ESCROW AGENT. The Escrow Agent may conclusively rely on, and shall be protected, when it acts in good faith upon, any statement, certificate, notice, request, consent, order or other document which it believes to be genuine and signed by the proper party. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document and its sole responsibility shall be to act only as expressly set forth in this Agreement. The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement unless it is indemnified to its satisfaction. The Escrow Agent may consult counsel with respect to any question arising under this Agreement and the Escrow Agent shall not be liable for any action


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taken, or omitted, in good faith upon advice of counsel. In performing any of its duties hereunder, the Escrow Agent shall not incur any liability to anyone for any damages, losses or expenses except for willful default or negligence, and it shall accordingly not incur any such liability with respect to: (i) any action taken or omitted in good faith upon advice of its counsel or counsel for the Issuer given with respect to any questions relating to the duties and responsibility of the Escrow Agent under this Agreement, or (ii) any action taken or omitted in reliance upon any instrument, including written advice provided for herein, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the proper person or persons, and to conform with the provisions of this Agreement. All Shares and funds held pursuant to this Agreement shall constitute trust property. The Escrow Agent shall not be liable for any interest on the Shares.

         13. COMPENSATION TO ESCROW AGENT. The Escrow Agent shall be entitled to receive from the Issuer reasonable compensation for its services as set forth in Exhibit B attached hereto. In the event that the Escrow Agent renders any additional services not provided for herein, or if any controversy arises hereunder, or if the Escrow Agent is made a party to, or intervenes in any action, suit or proceeding pertaining to this Agreement, the Issuer shall provide reasonable compensation for such additional services. Upon notice to the Security Holders, the Escrow Agent may deduct its compensation from any cash dividends or distributions held pursuant to paragraph 8 above.

         14. QUALIFICATION AND INDEPENDENCE OF ESCROW AGENT. The Issuer hereby represents that a complete list of its officers, directors and promoters is attached hereto as Exhibit C. Based thereon, the Escrow Agent hereby represents and warrants that it is not affiliated with the Issuer, any officer, director or promoter of the Issuer or any Security Holder.

         15. INDEMNIFICATION. The Issuer and the Security Holders agree to hold the Escrow Agent harmless from, and indemnify the Escrow Agent for, any and all costs of investigation or claims, costs, expenses, attorney fees or other liabilities or disbursements arising out of any administrative investigation or proceeding or any litigation, commenced or threatened, relating to this Agreement, including without limitation, the implementation of this Agreement, the distribution of the Shares or funds, the investment of funds, the interpretation of this Agreement or similar matters, provided that the Escrow Agent shall not be indemnified for any claims, costs, expenses or other liability arising from its bad faith or negligence or that of its employees, officers, directors or agents.

         16. SCOPE. This agreement shall be binding upon, and inure to the benefit of, the parties hereto, their heirs, successors and assigns.

         17. TERMINATION. Except for the indemnification provisions of paragraph 15 above, which shall survive in any event, this Agreement shall terminate in its entirety when all the


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Shares have been released as provided in paragraph 2 or paragraph 3 above.



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         IN WITNESS WHEREOF, the Security Holders, the Issuer and the Escrow
Agent have entered into this Agreement as of the date first above written, in multiple counterparts, each of which shall be considered an original.

                                        SECURITY HOLDERS:

                                        ____________________________________
                                        Joseph M. Harris

                                        ____________________________________
                                        Vernon B. Brannon

                                        BERTHEL FISHER & COMPANY
                                        LEASING, INC.

                                        ____________________________________
                                        By:
                                        Its:

                                        ISSUER:

                                        HLM DESIGN, INC.

                                        By:_______________________________
                                        Its:_______________________________

                                        ESCROW AGENT

                                        FIRST UNION NATIONAL BANK

                                        ____________________________________
                                        By:_________________________________
                                        Its:________________________________


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                                    EXHIBIT A

                                   Securities



Name of Holder                         Number of Shares     Number of Options
--------------                         ----------------     -----------------

Joseph M. Harris                             309,188              57,954
Vernon B. Brannon                            309,187              57,954
Berthel Fisher & Company Leasing, Inc.        43,631


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                                    EXHIBIT B

                                Escrow Agent Fees




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                                    EXHIBIT C

                             Officers and Directors



Officers                                 Directors
--------                                 ---------

Joseph M. Harris                         Joseph M. Harris
Vernon B. Brannon                        Vernon B. Brannon
Karen Kaplan                             Clay R. Caroland III
                                         D. Shannon LeRoy


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